Exhibit 99.1

FOR IMMEDIATE RELEASE	NR13-02

DYNEGY TO HOST ANALYST MEETING AND PROVIDE 2013 GUIDANCE

HOUSTON (January 16, 2013) — Dynegy Inc. (NYSE:DYN) will host an analyst meeting on Thursday, January 17, 2013. Dynegy President and Chief Executive Officer, Robert C. Flexon and members of the Company’s management team will discuss the Company’s long-term strategy and key drivers of future earnings. In addition, the Company will provide 2013 guidance, excluding the impact from the ultimate resolution of the dispute regarding the early terminations of the California tolling and capacity agreements which occurred during 2012. An estimate for full year 2012 financial results will be provided, along with a capital structure update. The investor presentation will be webcast live beginning at 2:30 p.m. ET on Thursday.

The listen-only webcast can be accessed, along with the presentation materials, via the “Investor Relations” section of the Company’s website at www.dynegy.com. For persons unable to listen to the live webcast, the call will be archived and available for replay on the Company’s website for a one-month period. A copy of the presentation that includes the above topics will be filed with the Securities and Exchange Commission on Form 8-K tomorrow morning prior to market opening.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,999 megawatts of primarily coal-fired baseload power plants.

This press release and the investor presentation slides contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning: Dynegy’s market fundamentals; Dynegy as an investment opportunity; the market’s valuation of the asset portfolio; effectiveness of Dynegy’s hedging strategy; expectations regarding gas prices, fuel costs, regulations, environmental compliance, asset retirements, capital allocation and capital expenditures; possible supply, demand and overall market trends and how these may affect Dynegy; strategies to manage basis risk; developmental opportunities; refinancing of the credit facilities and the timing of such refinancing; financial condition; liquidity position; statements regarding anticipated 2012 earnings; and Dynegy’s 2013 guidance estimates. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates.  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release and the investor presentation slides could be affected by, among other things, (i) assumptions used to develop the 2013 guidance estimates do not materialize, including but not limited to assumptions regarding gas prices and basis risk; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (iii) the anticipated benefits of the overall restructuring activities, Dynegy’s reorganization value and the effects of fresh start accounting; (iv) limitations on Dynegy’s ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (v) expectations regarding our compliance with the DMG and DPC Credit Agreements, including collateral demands, interest expense and other payments; (vi) the timing and anticipated benefits of any repayments under the DMG and DPC Credit Agreements and the timing and benefits of any refinancing of the DMG and DPC Credit Agreements; (vii) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (ix) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (x) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xi) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xiii) beliefs and assumptions about weather and general economic conditions; (xiv) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xv) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xvi) beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay power generation facility in California; (xvii) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of final rules regarding derivatives issued by the CFTC under the Dodd-Frank Act; (xviii) expectations regarding our ability to effectively raise capital in light of the recent Chapter 11 cases; (xix) our ability to consummate the Roseton and Danskammer facilities sale transactions in accordance with the Settlement Agreement, the Roseton and Danskammer Chapter 11 Joint Plan of Liquidation and the Danskammer and Roseton APAs; and (xx) expectations regarding performance standards and estimates regarding capital and maintenance expenditures. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466